SUBSIDIARIES OF CITIZENS BANCORP

Subsidiaries  of Citizens  Bancorp:


                    Name                    Jurisdiction of Incorporation

Citizens Savings Bank of Frankfort                   Federal

Citizens Loan and Service Corporation                Indiana